January 22, 2024 Fourth Quarter 2023 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others: Statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and Statements preceded or followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, important factors that may cause material differences include: The quality and composition of our loan and securities portfolios and the quality and composition of our deposits; The effects of newly enacted regulations affecting us and the banking industry, as well as changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue; increases in bank fees, insurance assessments and capital standards; and other regulatory requirements; Protracted congressional negotiations and political stalemates regarding government funding and other issues, including those that increase the possibility of government shutdowns, downgrades in U.S. credit ratings, or other economic disruptions; Changes in general industry, political and economic conditions, including continued elevated inflation, economic slowdown or recession, or other economic challenges; changes in interest and reference rates which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders' equity, but not on our regulatory capital. Competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services, our ability to recruit and retain talent, and the impact of technological advancements, digital commerce, artificial intelligence, and other innovations affecting the banking industry; Our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; Our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; Adverse media and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; The effects of wars and geopolitical conflicts, such as the ongoing war between Russia and Ukraine and the escalating war in the Middle East, and other local, national, or international disasters, crises, or conflicts that may occur in the future; Natural disasters, pandemics, catastrophic events and other emergencies and incidents that may impact our and our customer's operations and business and communities; and Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2022 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

Solid financial performance  Customer deposit growth balanced with controlled pricing  Disciplined expense management  2023 exit from two underperforming national lending businesses and a shift to a more profitable approach to mortgage lending 3 Select Themes Risk management reflected in strong credit quality and capital levels  Active management of liquidity and interest rate risk in a dynamic environment  Net charge-offs of 0.06% for the quarter and full year 2023  Loss-absorbing capital increased, and we remain well-capitalized, particularly relative to our risk profile Positioned for growth and improved shareholder returns  Continued investment in technology and digital capabilities to improve customer experience  Deep focus on and active management of relationship profitability  Continued investment in Capital Markets and Wealth Management to enable sustainable growth Note: For the purposes of metrics on this slide, we use full year unless stated otherwise. Earnings per Share $4.35 Customer Deposits +2.4% Net Charge-off Ratio 6 bps Loan Growth +1.6% Common Equity Tier 1 Ratio 10.3% (Ending, vs 3Q23)(Ending, vs 3Q23)

Key Metrics 4 Financial Highlights Highlights Zions is poised for growth; credit and capital remain strong  Earning assets continue to reprice in the higher interest rate environment  Heightened focus on growing customer deposits has reduced wholesale funding and improved funding cost pressure  We are investing in the business and expanding product capabilities while managing expense growth  Credit quality remains best among peers for net charge-offs and nonperforming loans as a percent of loans, with <$1 million provision for the quarter and continued concentration risk management  Regulatory capital is strong at 10.3% and will continue to improve with retained earnings 4Q23 FY23 Net income to common $116 million $648 million Diluted earnings per share (GAAP) $0.78 $4.35 Loan growth Ending 1.6% Average 0.3% Ending 3.8% Average 7.9% Deposit growth (excluding brokered) Ending 2.4% Average 3.7% Ending (0.3%) Average (13.8%) Loan-to-deposit ratio (ending) 77% Net charge-offs / loans (annualized) 0.06% 0.06% Return on average tangible common equity 11.8% 17.3% Common equity tier 1 ratio 10.3%

$1.84 $1.33 $1.11 $1.13 $0.78 4Q22 1Q23 2Q23 3Q23 4Q23 Diluted Earnings Per Share Notable Items1: 4Q23:  $(0.46) per share negative impact from FDIC Special Assessment  $(0.05) per share negative impact from Credit Valuation Adjustment (“CVA”) 3Q23:  No items with impact > $0.05 per share during the quarter 2Q23:  $(0.07) per share negative impact from severance expense  $0.07 per share positive impact from gain on sale of property 1Q23:  $(0.06) per share negative impact from tax contingency reserve 5 The FDIC special assessment reduced earnings per share by $0.46 in the current quarter Diluted Earnings per Share (1) Items that were $0.05 per share or more. $(0.22) $(0.23) $(0.23) $(0.21) $- 4Q22 1Q23 2Q23 3Q23 4Q23 EPS Impact of Provision for Credit Losses

$420 $341 $296 $272 $262 4Q22 1Q23 2Q23 3Q23 4Q23 Adjusted Pre-Provision Net Revenue (“PPNR”) Adjusted PPNR was supported by stable net interest income (1) Adjusted for items such as taxable equivalency, severance costs, restructuring costs, other real estate expense, and securities gains and losses. See Appendix for non-GAAP financial measures. Adjusted PPNR(1) ($ millions) 6 Linked quarter (4Q23 vs. 3Q23):  Adjusted PPNR declined 4% with:  Stable net interest income  Customer-related fees down 4%  Adjusted noninterest expense decrease of 1% partially offsetting revenue declines Year-over-year (4Q23 vs. 4Q22):  Adjusted PPNR decreased 38%, attributable in part to:  A decrease of 19% in net interest income due to higher cost of funding  A decrease of 2% in customer-related fees  An increase of 4% in adjusted noninterest expense

$720 $679 $591 $585 $583 3.53% 3.33% 2.92% 2.93% 2.91% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 4Q22 1Q23 2Q23 3Q23 4Q23 Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin 7 Net interest income was stable as earning asset repricing offset a modest increase in funding costs ($ millions) Linked quarter (4Q23 vs. 3Q23):  Net interest income was flat  Interest earned on loans increased $17 million or 2%  Interest earned on money market investments increased $13 million or 37%  Interest paid on deposits increased $29 million or 8%  Interest paid on borrowings increased $3 million or 5% Year-over-year (4Q23 vs. 4Q22):  Net interest income declined 19%  Interest income increased $205 million or 25%  Interest expense increased $342 million

Year-Over-Year (4Q23 vs. 4Q22) Net Interest Margin (“NIM”) 8 The net interest margin has been stable for the past three quarters Loans Deposits Money Mkt & Securities Borrowings Free Funds1 4Q22 4Q23 Linked Quarter (4Q23 vs. 3Q23) 3Q23 4Q23 Loans Deposits Money Mkt & Securities Borrowings Free Funds1 Accelerated liability repricing early in the year has slowed to match earning asset yield improvement  Earning assets continue to reprice with the higher interest rate environment  Heightened focus on growing customer deposits has reduced wholesale funding and improved funding cost pressure (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest bearing liabilities.

$153 $151 $162 $157 $150 4Q22 1Q23 2Q23 3Q23 4Q23 Noninterest Income and Revenue 9 Customer-Related Noninterest Income (1) Linked-quarter noninterest income trend was impacted by the sale of mortgage servicing rights and higher loan sale activity in 3Q23, and lower dividends on FHLB activity stock in the current quarter (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the noninterest income table located in the earnings release. (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains/losses and fair value and non-hedge derivative income. See Appendix for non-GAAP financial measures. ($ millions) $8 73 $8 39 $7 80 $7 65 $7 31 $8 92 $8 50 $7 90 $7 65 $7 51 4Q22 1Q23 2Q23 3Q23 4Q23 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue (2) ($ millions)

$4 71 $5 12 $5 08 $4 96 $5 81 $4 72 $5 09 $4 94 $4 93 $4 89 52.9% 59.9% 62.5% 64.4% 65.1% 4Q22 1Q23 2Q23 3Q23 4Q23 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense 10 Active management of noninterest expense has flattened growth Total noninterest expense increased $85 million linked quarter and included the FDIC special assessment of $90 million The efficiency ratio increased 70 basis points to 65.1% due to lower revenue in the quarter. We will continue to attempt to offset focused business investments with efficiency gains Notable items in:  4Q23: $90 million FDIC special assessment  2Q23: $13 million severance expense  1Q23: $13 million increase in share-based compensation  4Q22: $8 million decrease in incentive compensation Noninterest Expense (NIE) (1) (1) Adjusted for items such as severance costs, restructuring costs, and other real estate expense. See Appendix for non-GAAP financial measures.

$54.7 $56.2 $56.7 $57.0 $57.1 4.81% 5.30% 5.65% 5.84% 5.94% $0.0 $25.0 $50.0 $75.0 $100.0 4Q22 1Q23 2Q23 3Q23 4Q23 Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 11 Average loans and deposits increased slightly in 4Q23 vs. 3Q23 $36.2 $35.8 $39.8 $47.8 $49.1 $38.0 $34.4 $29.8 $27.9 $26.9 $74.3 $70.2 $69.6 $75.6 $75.9 0.20% 0.47% 1.27% 1.92% 2.06% $0.0 $25.0 $50.0 $75.0 $100.0 4Q22 1Q23 2Q23 3Q23 4Q23 ($ billions) ($ billions) Zions’ average cost of total deposits reflect a total deposit beta1 of 39% and an interest-bearing deposit beta of 60% (1) Deposit beta compares the change in the cost of deposits vs. the change in the target fed funds rate relative to 4Q21.

$71 $64 $66 $69 $71$5 $8 $6 $4 $11 $13 $6 $5 $5 - 10 20 30 40 50 60 70 80 90 100 4Q22 1Q23 2Q23 3Q23 4Q23 Ending deposits declined ~$400 million vs. 3Q23; customer deposits increased $1.7 billion 4Q23 total funding costs increased 15 basis points  Brokered deposits were managed down $2 billion during the quarter  Short-term borrowings have been reduced by $8 billion since their peak in 1Q23 Deposit Balance and Borrowing Trends Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings $74 $69 $63 $68 $70 $1 $7 $8 $6 $8 $13 $13 $5 $5 0.56% 1.17% 1.88% 2.10% 2.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% - 10 20 30 40 50 60 70 80 90 100 4Q22 1Q23 2Q23 3Q23 4Q23 ($ billions) 12

13 Impact of Noninterest-bearing (NIB) Demand Deposits The increased value of noninterest-bearing deposits has exceeded the decline in volume Average Noninterest-bearing Demand Impact of NIB on NIM 1 Noninterest-bearing demand deposits have declined as interest rates have risen, though the value of these deposits has increased overall  The value of noninterest-bearing funds presented in this chart reflects the impact these funds have on net interest margin  Noninterest-bearing deposits have declined $14 billion or 35% from a peak of $41 billion in 2Q22  In 4Q23, noninterest-bearing funds added 114 basis points to the net interest margin, compared to 7 bp in 2Q22 and 48 basis points in 4Q22 ($ billions) $40.9 $41.1 $39.6 $38.0 $34.4 $29.8 $27.9 $26.9 0.06% 0.07% 0.21% 0.48% 0.83% 1.06% 1.13% 1.14% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest-bearing liabilities.

Securities & Money Market Investments

We have strong on-balance sheet liquidity

Total Securities Portfolio and Money Market Investments

(period-end balances)



($ billions)
$3.8
$3.4
$2.3
$3.1
$2.4
$23.5
$22.6
$21.6
$20.7
$20.7
4Q22
1Q23
2Q23
3Q23
4Q23
Percent of earning assets
33%
32%
30%
30%
29%
Total Securities
Money Market Investments

The investment portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from securities were $732 million for the quarter
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the GCF Repo market
- Approximately 90% of securities are U.S. Government and U.S. Government Agency/GSE securities

After liquidity, the investment portfolio is also used to balance interest rate risk

- The estimated deposit duration at December 31, 2023 of ≈2.4 percent is assumed to be longer than the loan duration of 1.6 percent (including swaps); the investment portfolio brings balance to this mismatch
- The duration of the investment portfolio is 3.6 percent (including the impact of fair value hedges) compared to 4.2 percent in the prior year quarter

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Accumulated Other Comprehensive Income (AOCI)

AOCI improved $400 million in 2023 and is projected to improve another $500 million in 2024



Projected AOCI
$ Billions
$3.1
$2.7
$2.2
$1.8
4Q22
4Q23
4Q24
4Q25
Securities AOCI
Swap AOCI

Accumulated Other Comprehensive Income (loss) will decline as the underlying investments pay down and mature

- Principal amortization of the investment portfolio will lead to a commensurate improvement in AOCI
- The $2.7 billion Accumulated Other Comprehensive Loss is expected to improve by more than $900 million, or 34%, over the next eight quarters
- This would add 1.0% to the tangible common equity ratio, all else equal
- This is approximately $6.21 per share on a book value basis

(1) AFS securities burndown based on path of forward curve at 12/31/23
(2) Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM

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Net Interest Income – Outlook & Rate Sensitivity 16 Active balance sheet management has stabilized net interest income in 2023 and has positioned us for future growth (1) Assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits) (2) This analysis suggest latent interest rate sensitivity of +1.2%, which reflects future changes in net interest income (“NII”) based upon past rate movements that have yet to be fully realized in revenue, and emergent interest rate sensitivity of +1.2% which reflects changes to NII based upon future rate movements implied by the forward rate curve at 12/31/2023. 1.0% 2.4% 3.9% -100 Implied +100 bps 4Q23 vs. 4Q24 Net Interest Income Sensitivity Sensitivity of net interest income to interest rates has evolved over the past year  The composition of funding, including deposits, has transitioned toward higher beta products (more rate sensitivity)  Changing balance sheet rate sensitivity has been actively managed through interest rate swaps and funding strategies The rapidly changing interest rate environment requires a more dynamic view of interest rate sensitivity  The chart shows expected net interest income change, relative to 4Q23, for the yield curve implied forward path in rates at the end of 2023 (Fed Funds Target ends 2024 at 3.75%) 1  Holding other things constant, net interest income would increase 2.4%2  +100 and -100 parallel interest rate shocks to this forward rate path illustrate moderate rate sensitivity Net interest income in 4Q24 is expected to be stable to slightly increasing when compared to 4Q23 The balance sheet is positioned for net interest income growth, particularly if short-term rates fall faster than long-term rates

17 Credit Quality Ratios Net charge-offs remain low, with trailing 12 months net charge-offs at 0.06% of average loans Key Credit Metrics  1.4%: Classified loans/loans  Classified balance increased $56 million in 4Q23 from 3Q23  0.40%: NPAs+90(1)/loans + OREO  NPA+90 balance decreased $4 million in 4Q23 from 3Q23  Net charge-offs (recoveries), relative to average loans:  0.06% annualized in 4Q23  0.06% over the last 12 months Allowance for Credit Losses:  1.26% of total loans and leases, down 4 basis points from 3Q23 reflecting management’s view of a less negative economic outlook due to reduced inflation and lower interest rates. (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality (0.02%) 0.00% 0.09% 0.10% 0.06% 0.31% 0.32% 0.32% 0.29% 0.00% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 4Q22 1Q23 2Q23 3Q23 4Q23 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans

Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Data as of September 30, 2023; peer growth rates are normalized for significant acquisitions 0 50 100 150 200 250 1Q 15 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied 18 Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades.  Key factors for consideration in credit risk within CRE  Measured and disciplined growth compared to peers  Significant borrower equity – conservative LTVs  Disciplined underwriting on debt service coverage  Diversified by geography and asset class  Limited exposure to land / horizontal construction Disciplined Commercial Real Estate Growth

Commercial Real Estate Summary

The commercial real estate portfolio is granular and well diversified

Portfolio Composition

As of December 31, 2023


All Other CRE, 19%
Multifamily, 28%
Residential Construction, 4%
Retail, 11%
Office, 15%
Industrial, 23%

- ~80% term, ~20% construction
- Portfolio growth has been carefully managed for over a decade through disciplined concentration limits
- Granular portfolio with solid sponsor or guarantor support
- Well diversified by property type and location

Term CRE ($10.7B)

- Conservative weighted-average LTVs (< 60%)
- Maturity distribution: 19% on average annually over next 3 years
- Average & median loan size of $3.3 million & < $1 million
- Total term CRE portfolio 5.3% criticized; 2.1% classified; 0.4% nonaccrual; 0.4% delinquencies

Construction and Land Development ($2.7B)

- Land and A&D less than $250 million
- Total construction portfolio 4.1% criticized; 1.9% classified; 0.8% nonaccrual; 0.9% delinquencies

Office ($2.0B: $1.8B term | $0.2B construction)

- 70% suburban and 30% Central Business District
- Average LTV < 60%
- Average & median loan size of $4.5 million & < $1 million
- 12.0% criticized; 8.9% classified; 2.4% nonaccrual; 2.3% delinquencies
- No new office nonaccruals or charge-offs in 4Q23

Note: Loan-to-value (LTV) calculations reflect most current appraisal in the denominator and the current outstanding balance in the numerator.

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Net Charge-offs annualized, as a percentage of risk-weighted assets 0. 11% 0. 06% (0 .0 1% ) (0 .0 1% ) 0. 01% 0. 04% 0. 06% 0. 16% (0 .0 2% ) 0. 00% 0. 08% 0. 08% 0. 05% (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Capital Strength 20 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to CET1 + ACL Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 10 .8% 11 .2% 11 .3% 10 .9% 10 .2% 10 .0% 9. 9% 9. 6% 9. 8% 9. 9% 10 .0% 10 .2% 10 .3% 12 .3% 12 .5% 12 .3% 11 .8% 11 .1% 10 .9% 10 .7% 10 .5% 10 .7% 11 .0% 11 .1% 11 .3% 11 .3% 0% 2% 4% 6% 8% 10% 12% 14% 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Common Equity Tier 1 ACL / Risk-weighted Assets

Financial Outlook (FY 2024E vs FY 2023A), as of January 22nd, 2024 21 Outlook Comments Stable  Interest rates and economic outlook resulting in weak loan demand Slightly Decreasing  Positive impact of asset yield repricing expected to be more than offset by funding cost pressures compared to 2023 Moderately Increasing  Customer-related noninterest income excludes securities gains/losses, dividends, and gains/losses on the sale of fixed assets Slightly Increasing  Technology costs expected to put mild pressure on full year adjusted noninterest expense compared to 2023  Capital is expected to increase organically Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income (NII) Capital Adjusted Noninterest Expense

 Financial Results Summary  Balance Sheet Profitability  Loan Growth by Geography and Type  Earning Asset Repricing  Interest Rate Swaps  Interest Rate Sensitivity  Customer Fee Detail  Allowance for Credit Losses  Loan Loss Severity (NCOs as a percentage of nonaccrual loans)  Credit Metrics: Commercial Real Estate  Non-GAAP Financial Measures 22 Appendix

Financial Results Summary

Healthy fundamentals, strong credit quality

(Dollar amounts in millions, except per share data)	Three Months Ended			
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Earnings Results:				
Diluted Earnings Per Share	$ 0.78	$ 1.13	$ 1.11	$ 1.33
Net Earnings Applicable to Common Shareholders	116	168	166	198
Net Interest Income	583	585	591	679
Noninterest Income	148	180	189	160
Noninterest Expense	581	496	508	512
Pre-Provision Net Revenue - Adjusted (1)	262	272	296	341
Provision for Credit Losses	-	41	46	45
Ratios:				
Return on Assets(2)	0.57 %	0.80 %	0.79 %	0.91 %
Return on Common Equity(3)	9.2 %	13.5 %	13.8 %	17.4 %
Return on Tangible Common Equity(3)	11.8 %	17.3 %	17.8 %	22.7 %
Net Interest Margin	2.91 %	2.93 %	2.92 %	3.33 %
Yield on Loans	5.94 %	5.84 %	5.65 %	5.30 %
Yield on Securities	2.84 %	2.73 %	2.55 %	2.46 %
Average Cost of Total Deposits(4)	2.06 %	1.92 %	1.27 %	0.47 %
Efficiency Ratio (1)	65.1 %	64.4 %	62.5 %	59.9 %
Effective Tax Rate	16.0 %	23.2 %	22.6 %	27.7 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.40 %	0.41 %	0.30 %	0.31 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.06 %	0.10 %	0.09 %	0.00 %
Common Equity Tier 1 Capital Ratio(5)	10.3 %	10.2 %	10.0 %	9.9 %

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for non-GAAP financial measures. (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates

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1.27% 0.91% 0.79% 0.80% 0.57% 4Q22 1Q23 2Q23 3Q23 4Q23 33.4% 22.7% 17.8% 17.3% 11.8% 4Q22 1Q23 2Q23 3Q23 4Q23 Balance Sheet Profitability 24 Profitability impacted by higher funding costs in 2023 while 4Q23 includes the impact of the FDIC special assessment Return on Assets Return on Tangible Common Equity Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures.

Loan Growth in Detail Loan growth in Commercial, Commercial Real Estate and 1-4 Family Mortgage Linked Quarter Loan Balance Growth, Excluding PPP Total Loans: +1.6% Linked quarter:  Period-end loans increased $886 million or 1.6%  Loan growth in dollars predominantly in Commercial, 1-4 Family, & Commercial Real Estate Construction & Term  Balance declines in Owner Occupied, Energy, and Consumer Construction  Decline of $29 million (27%) in SBA PPP loans G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 25 C&I (ex-Oil & Gas), 3% Owner occupied, -1% CRE C&D, 4% CRE Term, 1% Home Equity, 1% 1-4 Family, 4% Energy (Oil & Gas), -4% Municipal, 2% Other, -3% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$200 -$100 $0 $100 $200 $300 $400 $500 $600 Note: circle size indicates relative proportion of loan portfolio as of 4Q23. PPP loans, not shown on graph, declined 27% in 4Q23 vs. 3Q23 ($ millions)

Loan Growth - by Bank Brand and Loan Type

Loan growth reflected in most markets across our footprint for the quarter

Period-End Year-over-Year Loan Growth (4Q23 vs. 4Q22)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	499	36	(71)	163	23	(6)	(63)	13	594
SBA PPP	(24)	(26)	(24)	(9)	(6)	(23)	(8)	-	(120)
Owner occupied	(109)	3	(26)	(3)	(10)	(24)	17	-	(152)
Energy (Oil & Gas)	23	(192)	-	-	-	2	(3)	-	(170)
Municipal	3	88	5	(79)	(8)	(39)	(25)	(4)	(59)
CRE C&D	(76)	169	112	4	(30)	(82)	59	-	156
CRE Term	(53)	2	52	255	86	125	9	-	476
1-4 Family	459	112	181	162	92	118	(1)	6	1,129
Home Equity	(34)	32	(21)	(19)	19	(7)	9	-	(21)
Other	133	12	82	34	(8)	49	(7)	(2)	293
Total net loans	**821**	**236**	**290**	**508**	**158**	**113**	**(13)**	**13**	**2,126**

Period-End Linked Quarter Loan Growth (4Q23 vs. 3Q23)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	267	156	(59)	110	3	(12)	(20)	13	458
SBA PPP	(4)	(4)	(4)	(1)	(1)	(11)	(4)	-	(29)
Owner occupied	(24)	12	(19)	(11)	(1)	(21)	10	-	(54)
Energy (Oil & Gas)	8	(84)	-	-	-	-	-	-	(76)
Municipal	(11)	92	(7)	5	-	5	(7)	4	81
CRE C&D	(87)	71	(22)	64	10	20	38	-	94
CRE Term	39	20	31	10	31	9	(3)	-	137
1-4 Family	142	20	45	36	14	42	-	-	299
Home Equity	1	32	16	1	(8)	(1)	2	-	43
Other	(36)	(26)	9	-	(5)	(5)	(4)	-	(67)
Total net loans	**295**	**289**	**(10)**	**214**	**43**	**26**	**12**	**17**	**886**

"Other" loans includes consumer construction, bankcard, and other consumer loan categories. Totals shown above may not foot due to rounding.

26

ZIONS BANCORPORATION

Simulated Repricing Expectations: Earning Assets and Loans 27 A substantial portion of earning assets reset within one year with additional resets in later periods Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. 52% 11% 7% 6% 9% 15% 52% 12% 8% 6% 7% 15% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging41% 11% 8% 7% 11% 22% 44% 12% 9% 7% 6% 22% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging

28 Interest Rate Swaps at December 31, 2023 Swaps are used to balance our interest rate sensitivity Average Outstanding Notional Weighted Average Fixed Rate Received Weighted Average Maturity 2Q22 $5,583 1.59% 4/25 3Q22 $7,433 1.76% 7/25 4Q22 $8,133 1.91% 8/25 1Q23 $4,433 1.85% 10/24 2Q23 $2,850 2.40% 7/24 3Q23 $2,550 2.37% 8/24 4Q23 $1,450 2.66% 9/24 Received-Fixed Rate Loan & Long-Term Debt Cash Flow Hedges2 (pay floating rate) Average Outstanding Notional Weighted Average Fixed Rate Paid Weighted Average Maturity 2Q22 $990 1.66% 10/40 3Q22 $1,229 1.83% 4/40 4Q22 $1,228 1.83% 4/40 1Q23 $1,228 1.83% 4/40 2Q23 $4,072 3.13% 10/30 3Q23 $5,072 3.27% 4/30 4Q23 $5,071 3.27% 4/30 Pay-Fixed Rate Securities Portfolio Fair Value Hedges / Fixed Rate Loan Hedges / Short-Term Debt Hedges (receive floating rate) (1) Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. (2) Excludes Swaps with an effective date after the reporting period. Interest rate sensitivity is managed in part with portfolio interest rate hedges1  $0.8 billion in <1 year receive-fixed swaps were terminated at an average rate of 1.47% in the current quarter

Interest Rate Sensitivity – Net Interest Income Sensitivity Analysis

Standard parallel rate shocks suggest asset sensitivity, however, the rate path implied by the forward curve reveals liability sensitivity if short-term rates fall faster than long-term rates

Simulated Net Interest Income Sensitivity (1)



−200 bps
−100 bps
+100 bps
+200 bps
as of 9/30/2023
as of 12/31/2023
-2%
-6%
-1%
-2%
1%
2%
1%
5%

- Asset duration is being managed to reflect emerging liability duration. During Q4, $800 million of receive-fixed interest rate swaps were terminated

Interest Rate Impacts on Net Interest Income

Based on the yield curve implied forward path in rates at the end of 2023 (Fed Funds Target ends 2024 at 3.75%), net interest income would increase 2.4% in 4Q24 vs. 4Q23:

***Latent*[(2)] sensitivity:** NII estimated to decrease by approximately 1.2% **in 4Q24**

This reflects a total deposit cost increase of approximately 70 basis points by 3Q24 which is consistent with a 50% through-the-cycle beta

***Emergent* [(2)] sensitivity:** NII estimated to increase by approximately 1.2%, in addition to *Latent*, **in 4Q24**

This estimate does not include any changes to the __size__ or __composition__ of earning assets; it reflects existing swap maturities and forward-starting swaps

(1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits). (2) *Latent* interest rate sensitivity refers to future changes in Net Interest Income ("NII") based upon past rate movements that have yet to be fully realized in revenue; *Emergent* interest rate sensitivity refers to changes to NII based upon future rate movements implied by the forward rate curve at 12/31/2023.

29

ZIONS BANCORPORATION

30 Customer Fee Detail and Growth Trends Wealth management and capital markets revenues have grown 10% compounded over the past five years Customer-related noninterest income Full Year 2018 Full Year 2023 5-yr CAGR Commercial account fees $129 $174 6% Card fees $94 $101 1% Retail and business banking fees $78 $66 (3%) Memo: NSF and overdraft fees $40 $22 (11%) Loan-related fees and income $74 $79 1% Capital markets fees $50 $81 10% Wealth management fees $36 $58 10% Other customer-related fees $46 $61 6% Total customer-related noninterest income $507 $620 4% Changes to financial presentation may result in differences compared to prior disclosures of 2018 customer-related fee category results.

526 777 914 917 835 695 574 529 553 514 546 590 636 678 711 738 729 1.08 1.56 1.88 1.91 1.74 1.48 1.22 1.11 1.13 1.02 1.05 1.10 1.15 1.21 1.25 1.30 1.26 1/1/20 CECL 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Allowance for Credit Losses ACL (%) ex-PPP 31 Allowance for Credit Losses (“ACL”) The ACL decrease vs. 3Q23 is primarily due to a less negative economic outlook due to reduced inflation and lower interest rates ($ millions)

10% 14% 16% 24% 27% 27% 33% 34% 34% 47% 49% 52% 56% 58% 61% 65% 73 % W AL M TB ZI O N BO KF CM A AS B FN B EW BC W TF C KE Y CF G HB AN FI TB SN V RF PN FP HW C Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2018Q4 – 2023Q3) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2008Q4 – 2023Q3) 32Source: S&P Global. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 18% 21% 23% 24% 28% 30% 39% 43% 44% 50% 53% 54% 55% 56% 56% 58% 71 % BO KF M TB W AL ZI O N AS B CM A CF G FN B W TF C KE Y PN FP EW BC HB AN HW C RF SN V FI TB

16% 21% 36% 20% 4% 0% 0% 19% 25% 30% 16% 6% 1% 0% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% Term CRE LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted CRE In-Depth Review: Commercial Real Estate 33 Limited tail loan-to-value risk in portfolio; controlled CRE growth Data is updated through 4Q23. Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). Index is applied to four major CRE property types. Percentages shown of CRE property types do not sum to 100% due to other property types not shown. Zions has modest “tail risk” in its CRE portfolio Term WAVG LTV % of CRE Term % of CRE Construction Multi-family 61% 26% 36% Industrial / Warehouse 54% 23% 25% Office 53% 17% 8% Retail 48% 13% 3% Hospitality 48% 3% 2% Total CRE Portfolio Trends Total CRE Problem Loan Trends as a percentage of total loans 2.2 2.2 2.3 2.8 2.5 2.7 8.9 9.3 9.8 9.4 10.2 10.7 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 Construction Balances Term Balances($ billions) 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate

15% 15% 36% 29% 6% 0% 0% 13% 8% 28% 34% 14% 2% 0% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% CRE Office Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted CRE In-Depth Review: Office ($2.0 billion balance) 34Data updated through 4Q23. (1) Loans >$2.5 million represents ~90% of the portfolio; lease maturities from $2.5M+ office exposure. (2) Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. In the “Indexed Value” data series, we attached the most recent appraisal to the REIS Commercial Property Price Indices (at the MSA level). CRE Office portfolio is 15% of total CRE exposure; 3% of total loan exposure  13% decrease in balances YOY via payoffs, loan rebalance, amortization  < 15% of tenant leases mature in next 12 months  Median loan size: < $1 million; average loan size: $4.5 million  Allowance for credit losses: 3.8% of balances / 32% of criticized balances  32% variable rate with swap, 15% fixed rate, 53% variable rate w/o swap  Stabilized term office portfolio is 88% leased (weighted average)1  1/3 of portfolio is credit tenant leased1  3/4 Multi-tenant Office1  In-footprint collateral – 99%  70% suburban, 30% central business district1 Office Problem Loan Trends as a percentage of total loans When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination ($ billions) 0.2 0.1 0.2 0.3 0.2 0.2 2.0 2.1 2.2 2.0 2.1 1.8 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 Office Portfolio Trends Construction Balances Term Balances 0% 2% 4% 6% 8% 10% 12% 14% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate

CRE In-Depth Review: Office Loans – Distribution of LTV and Loan Maturity Zions is addressing loan level concerns with clients, monitoring covenants, and assessing valuations  We are proactive with 2024 office maturities  Cash flow and leasing are monitored at the loan level to address covenant compliance  Based on YTD experience, many loans will be extended due to acceptable debt service coverage and LTV ratios  Some loans will likely require paydown of the loan to consider an extension  With few exceptions, there remains adequate equity / value in the properties to allow for additional sponsor support  Office loans often have repayment guaranties, re-margin requirements or cash flow sweep provisions CRE Term Office by Maturity Near term maturities were originated at low LTVs; indexed values show value decline, with remaining equity value. 35Data is updated through 4Q23. Includes term debt only. Indexed Values derived by attaching the most recent appraisal to the REIS Commercial Property Price Indices (at the MSA level). ($ millions) 410 441 229 232 77 403 2024 2025 2026 2027 2028 2029+ 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 2024 & 2025 Maturities: Indexed LTVs Most Recent Appraisal Index Adjusted

0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Multifamily Term LTVs Appraised vs. Indexed Most Recent Appraisal Index Adjusted 0.7 0.7 0.8 0.8 0.7 0.9 1.7 2.0 2.0 2.0 2.4 2.8 4Q18 4Q19 4Q20 4Q21 4Q22 4Q23 Multifamily Portfolio Trends Construction Balances Term Balances CRE In-Depth Review: Multifamily ($3.7 billion balance) 36Data is updated through 4Q23. (1) Loans >$3 million represents ~90% of the portfolio; lease maturities from $10M+ office exposure. (2) Loan-to-value calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. In the “Indexed Value” data series, we have attached the most recent appraisal to the REIS Commercial Property Price Indices (specific to local markets). CRE multifamily portfolio is 28% of total CRE exposure  21% increase in balances YOY; construction and term growth  76% term, 24% construction  Median loan size: < $1 million; average loan size: $5.2 million  Allowance for credit losses: 1.7% of total multifamily balances or 28% of criticized balances  17% variable rate with swap, 11% fixed rate, 72% variable rate w/o swap  Multifamily by location – 32% CA, 25% TX, 12% AZ, 10% UT, 21% all other  Increase in criticized due primarily to higher interest rates, construction delays and longer lease up timelines Multifamily Problem Loan Trends as a percentage of total loans ($ billions) 0% 1% 2% 3% 4% 5% 6% 7% 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized % Classified % Nonaccrual % TTM GCO Rate

37 Non-GAAP Financial Measures In millions, except per share amounts 4Q23 3Q23 2Q23 1Q23 4Q22 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $581 $496 $508 $512 $471 LESS adjustments: Severance costs 13 1 Other real estate expense Amortization of core deposit and other intangibles 2 2 1 2 FDIC special assessment 90 Restructuring costs 1 SBIC Investment Success Fee Accrual (1) (b) Total adjustments 92 3 14 3 (1) (a-b)=(c) Adjusted noninterest expense 489 493 494 509 472 (d) Net interest income 583 585 591 679 720 (e) Fully taxable-equivalent adjustments 10 11 11 9 10 (d+e)=(f) Taxable-equivalent net interest income (TE NII) 593 596 602 688 730 (g) Noninterest Income 148 180 189 160 153 (f+g)=(h) Combined Income $741 $776 $791 $848 $883 LESS adjustments: Fair value and nonhedge derivative income (loss) (9) 7 1 (3) (4) Securities gains (losses), net (1) 4 - 1 (5) (i) Total adjustments (10) 11 1 (2) (9) (h-i)=(j) Adjusted revenue $751 $765 $790 $850 $892 (j-c) Adjusted pre- provision net revenue (PPNR) $262 $272 $296 $341 $420 (c)/(j) Efficiency Ratio 65.1% 64.4% 62.5% 59.9% 52.9%

38 Non-GAAP Financial Measures (Continued) In millions, except per share amounts 4Q23 3Q23 2Q23 1Q23 4Q22 Net Earnings Applicable to Common Shareholders (NEAC) Net earnings applicable to common $116 $168 $166 $198 $277 Diluted Shares (average) 148 148 148 148 149 (a) Diluted EPS 0.78 1.13 1.11 1.33 1.84 PLUS Adjustments: Adjustments to noninterest expense 92 3 14 3 (1) Adjustments to revenue 10 (11) (1) 2 9 Tax effect for adjustments (25) (2) (3) (1) (2) Preferred stock redemption Total adjustments 77 (6) 10 4 6 (b) Adjustments per share 0.52 (0.04) 0.07 0.03 0.04 (a+b)=(c) Adjusted EPS 1.30 1.09 1.18 1.36 1.88

39 Non-GAAP Financial Measures (Continued) In millions 4Q23 3Q23 2Q23 1Q23 4Q22 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $116 $168 $166 $198 $277 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 1 1 - (a) Net earnings applicable to common, net of tax $117 $169 $167 $199 $277 Average common equity (GAAP) $4,980 $4,938 $4,818 $4,614 $4,330 Average goodwill and intangibles (1,060) (1,061) (1,063) (1,064) (1,036) (b) Average tangible common equity (non-GAAP) $3,920 $3,877 $3,755 $3,550 $3,294 (c) Number of days in quarter 92 92 91 90 92 (d) Number of days in year 365 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 11.8% 17.3% 17.8% 22.7% 33.4%